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                                 AMENDMENT NO. 1

                                     TO THE

                                   ECOLAB INC.
                             ADMINISTRATIVE DOCUMENT
                         FOR NON-QUALIFIED BENEFIT PLANS


Pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the "Administrative Document"), Ecolab Inc. (the "Company") hereby amends the Administrative Document as set forth below. Words and phrases used herein with initial capital letters which are defined in the Administrative Document are used herein as so defined.

1. Section 2.2 of the Administrative Document is hereby amended in its entirety to read as follows:

       "SECTION 2.2. WITHHOLDING/TAXES. To the extent required by applicable law, the Company shall withhold (or cause to be withheld) from the Benefit payments any taxes required to be withheld by any federal, state or local government."

2. Subsection (2) of Section 2.4 of the Administrative Document is hereby amended in its entirety to read as follows:

        "(2) AMBIGUOUS DEATH BENEFICIARY DESIGNATION. In the event that the most recent Death Beneficiary designation filed prior to the Executive's death is ambiguous or incapable of reasonable construction, the Administrator may (in his or her sole discretion) (a) construe such designation in such manner as the Administrator deems closest to the Executive's intent, (b) determine that such designation is void and distribute the Benefits as if the Executive had not filed any designation, or (c) institute proceedings in a court of competent jurisdiction for construction of such designation and charge any expenses incurred in such proceedings, including reasonable attorney's fees, against the Executive's Benefits. Notwithstanding the foregoing, in the event that any benefits under the Plans are provided by insurance contracts which are owned by the Executive and under which the Executives are required to designate a Death Beneficiary, the terms of such insurance contracts shall govern Death Beneficiary designations with respect to such Benefits."

3. Section 2.6 of the Administrative Document is hereby amended in its entirety to read as follows:

        "SECTION 2.6. LIABILITY FOR PAYMENT. The Employer by which the Executive was most recently employed at the time of his termination of

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        employment with the Controlled Group shall pay the Benefits (or cause the Benefits to be paid) to the Executive or his Death Beneficiary under the Plans. In the event that an Executive transfers employment from one Employer to another, the Executive's Benefits (and the underlying assets and liabilities related thereto) shall automatically be transferred from the Executive's former Employer to the Executive's new Employer."

4. Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

        "SECTION 6.1. NONALIENATION. No right or interest of an Executive or his Death Beneficiary under any Plan shall be anticipated, assigned (either in law or in equity) or alienated by the Executive or his Death Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Executive or Death Beneficiary. The Company shall give no effect to any instrument purporting to alienate any person's interest in any Benefits under the Plans. Notwithstanding the foregoing, in the event that any Benefits under the Plans are provided by insurance contracts which are owned by the Executives, such Executives may assign ownership of such contracts to any other person(s), to the extent permitted by law."

5. This amendment to the Administrative Document shall be effective as of July 1, 1997.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 11th day of July, 1997.


                                     ECOLAB INC.


                                     By: /s/ Michael E. Shannon
                                         --------------------------------------
(Seal)                                   Michael E. Shannon
                                         Chairman of the Board, Chief Financial
                                         and Administrative Officer


/s/ Kenneth A. Iverson
--------------------------------
Kenneth A. Iverson
Vice President and Secretary